AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into effective as of October 13, 1998, by and between MARTIN M. KOFFEL (the "Employee") and URS CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

         A. The Company and the Employee have executed that certain Employment Agreement dated as of December 16, 1991 (the "Original Agreement").

         B. In consideration of the premises, and other good and valuable consideration, receipt of which is hereby acknowledged by the parties, the Company and the Employee desire to amend the Original Agreement as specified herein.

                                    AGREEMENT

         The Company and the Employee, intending to be legally bound, agree as follows:

     1.  AMENDMENT.

         (a) Amendment of Section 4(d). Section 4(d) of the Original Agreement is hereby amended to read in its entirety as follows:

                           "(d)  Life   Insurance.   During   the  term  of  the
                  Employee's employment under this Agreement, the Company shall pay to the Employee an amount (the "Life Insurance
                  Reimbursement Payment") sufficient to reimburse the Employee for the cost as incurred of one or more policies of term life insurance on the life of the Employee with face amount death benefits in an aggregate amount up to four times his Base Compensation, together with an additional amount (the "Life Insurance Gross-Up Payment") such that after payment by the Employee of all income and employment taxes on the Life Insurance Reimbursement Payment and the Life Insurance Gross-Up Payment, the Employee retains an amount equal to the Life Insurance Reimbursement Payment."

         (b) Amendment of Section 8. Section 8 of the Original Agreement is hereby amended to read in its entirety as follows:

                           "8.  Certain  Additional  Payments.  If any payments,
                  distributions or other benefits by or from the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payment required under this Section 8) (collectively, the "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All calculations required by this Section 8 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company."

     2.   MISCELLANEOUS PROVISIONS.

         (a) Original Agreement. The Original Agreement, as amended by this Amendment, shall continue in full force and effect after the date hereof.

         (b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in the Original Agreement, as amended by this Amendment, have been made or entered into by either party with respect to the subject matter of this Amendment.

         IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, effective as of the day and year first above written.

                        "Company"

                        URS CORPORATION


                        By:  /s/ Kent P. Ainsworth
                            ----------------------------------------------------
                                 KENT P. AINSWORTH
                                 Title:   Executive  Vice President and Chief
                                          Financial Officer

                        "Employee"



                        /s/Martin M. Koffel
                        --------------------------------------------------------
                        MARTIN M. KOFFEL